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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made as of this 6th day of June 2000 by and between ALPHANET SOLUTIONS, INC., a New Jersey corporation having its principal place of business at 7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (hereinafter, "AlphaNet"), and OMNITECH CORPORATE SOLUTIONS, INC., a Delaware corporation having its principal place of business at 100 West Forest Avenue, Englewood, New Jersey 07631 (hereinafter, "Omnitech").

                              W I T N E S S E T H:

     WHEREAS, AlphaNet wishes to purchase certain assets of Omnitech, and Omnitech wishes to sell such assets to AlphaNet on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AlphaNet shall purchase from Omnitech, and Omnitech shall sell and assign to AlphaNet, all of Omnitech's existing information technology and network infrastructure services business, including, without limitation, all of Omnitech's customer and client contracts and customer list (which encompasses Omnitech's customer relationships) and all of the goodwill associated therewith. In addition, AlphaNet shall accept from Omnitech, and Omnitech shall assign to AlphaNet, all of Omnitech's existing vendor contracts, vendor list (which encompasses Omnitech's vendor relationships) and, to the maximum extent legally permissible, certifications and authorizations. In furtherance of the foregoing, Omnitech shall provide AlphaNet immediately with copies of all of its existing client and vendor contracts.

2. Omnitech shall make freely available to AlphaNet, and AlphaNet shall enjoy the unrestricted right to solicit for hire and to hire as it, in the exercise of its unfettered discretion, sees fit, any and all of the employees of Omnitech; it being understood and agreed, however, that Omnitech shall not assign, and AlphaNet will not accept the assignment to it of, any employment agreements previously entered into by Omnitech with any of its employees or consultants. Omnitech shall assign to AlphaNet all confidentiality and non-compete agreements entered into by current and former employees and consultants of Omnitech, whether or not such employees or consultants are hired or retained by AlphaNet.

3. AlphaNet shall purchase from Omnitech, and Omnitech shall sell to AlphaNet at no additional cost, all servers and other hardware listed on the attached Schedule A.

4. Omnitech shall, upon AlphaNet's request, take all such actions and execute all such documents as may be reasonably necessary, appropriate or helpful to AlphaNet in arranging for the assignment to AlphaNet of the customer/client and vendor contracts referenced in paragraph 1 above.

5. Omnitech shall, upon AlphaNet's request, take all such actions and execute all such documents as may be reasonably necessary, appropriate or helpful to AlphaNet in arranging for the transfer into AlphaNet's name of the H1-B Visa for Scott Ronan currently held in Omnitech's name.





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                                       -2-


6. Going forward, Omnitech and its corporate affiliates shall not in any way compete with AlphaNet in the information technology or network infrastructure services business; provided, however, Omnitech and/or its corporate affiliates shall not be excluded from pursuing application development or interactive kiosk opportunities

7. AlphaNet is not purchasing, and Omnitech shall remain exclusively responsible for, any liabilities associated with the conduct of Omnitech's business, including, without limitation, any employment contracts or buy and sell agreements, real estate or equipment finance leases, mortgages, secured or unsecured indebtedness, tax liabilities or ongoing utility or maintenance expenses; provided, however, AlphaNet understands and agrees that it may be necessary for AlphaNet to assume certain service and warranty obligations under the prepaid client service contracts, if any, identified and set forth on Schedule B hereto.

8. Omnitech represents and warrants to AlphaNet that it possesses full corporate power and authority to enter into this Asset Purchase Agreement; that any authorizations required in this connection from its corporate parent have been properly secured; and that no brokers', finders' or placement fees have been or will be incurred by Omnitech in respect of the consummation of this transaction.

9. Upon consummation of the transactions contemplated hereby, which consummation the parties agree shall be conclusively evidenced by the mutual execution of this Asset Purchase Agreement, AlphaNet shall pay to Omnitech c/o Ochs & Goldberg the sum of $250,000. Omnitech expressly agrees that such payment shall fully and forever discharge all of AlphaNet's obligations to Omnitech.

10. This Agreement shall be construed under, and governed by, the laws of the State of New Jersey, without giving effect to conflict-of-law principles.


      IN WITNESS WHEREOF, the parties have hereunto affixed their signatures by their duly authorized representatives as of the date and year first above written.



ALPHANET SOLUTIONS, INC.                 OMNITECH CORPORATE SOLUTIONS, INC.


By     STAN GANG                         By      DAVID PRICE
  ------------------------------           -----------------------------------
Name:  STAN GANG                          Name:  DAVID PRICE
Title: Chairman of the Board              Title: President





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                                   SCHEDULE A

              (List of Hardware and Servers included in AlphaNet's
                     acquisition of the assets of Omnitech)



        Data General Type AV2700R
        Model No. 70881-XE
        130MB  8GBHD
        Pentium 400
        (Server that hosts the Chase Bank Application)





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                                   SCHEDULE B

             (Complete list of Prepaid Service Contracts under which AlphaNet may be required to assume service or warranty obligations)


                                     OMITTED